Exhibit 99.1

Ponce Financial Group, Inc. Celebrates the Initiation of Trading of its Shares with NASDAQ Market Opening Ceremony

New York (March 16, 2022): Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, (the “Company”) (NASDAQ:PDLB), the holding company for Ponce Bank, led NASDAQ’s market opening bell ringing ceremony on March 9, 2022. Chief Executive Officer Carlos P. Naudon and Executive Chairman of the Board of Directors Steven A. Tsavaris lead the NASDAQ bell ringing ceremony to mark Ponce Financial Group’s new future as a fully publicly-traded company.

President and Chief Executive Officer’s Comments

Speaking from the NASDAQ podium, the Company’s Chief Executive Officer, Carlos P. Naudon, stated that, “We embarked on our first-step mutual to stock conversion in 2017 and today we are proud to announce that we have completed our second-step conversion, raising over $132 million in additional capital and making the Company now fully publicly traded. Our reorganization to completely stock form, combined with being one of the largest Minority Depository Institution’s and Community Development Financial Institution’s in the country, will allow us to further expand our services to the communities that we serve. We also recently announced our eligibility to participate in the U.S. Treasury’s Emergency Capital Investment Program, which makes us eligible for up to an additional $186 million in capital. Our communities, made up largely of immigrants and people of color,  have been disparately affected by the health and wealth gap that continues to exist today; we are pleased that our additional capital will further our ability to serve them and address this gap.”

Executive Chairman’s Comments

Steven A. Tsavaris, Executive Chairman, noted that “from our humble beginnings in the turbulent South Bronx over 60 years ago, we have survived and flourished. In 2021 we reached critical milestones: our strongest-ever capital position – and getting even stronger; our largest loan portfolio at $1.3 billion; our impeccable asset quality; and, our improved loan origination capabilities. Now, as Ponce Financial Group, we will continue to responsibly deploy our capital.”

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. The Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; the anticipated impact of the COVID-19 pandemic and Ponce Bank’s attempts at mitigation; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in PDL Community Bancorp’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.